QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 12, 2003

CH2M HILL Companies, Ltd.
(Exact Name of Registrant as Specified in Charter)

Oregon	000-27261	93-0549963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9191 South Jamaica Street, Englewood, CO		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 303-771-0900

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On December 12, 2003, CH2M HILL Companies, Ltd. ("CH2M HILL"), through a wholly-owned subsidiary, acquired substantially all of the business and assets of Lockwood Greene Engineers, Inc. ("Lockwood Greene"). The acquisition was completed pursuant to the terms and conditions of the Asset Purchase Agreement dated as of November 14, 2003, as amended and restated on December 9, 2003 ("Asset Purchase Agreement"), by and among J.A. Jones, Inc., Lockwood Greene, several affiliates of Lockwood Greene and CH2M HILL, and approved pursuant to the Order Approving Motion of Lockwood Greene Engineers, Inc. and Its Debtor Subsidiaries For Authority (1) To Sell Substantially All of Their Assets Other Than in the Ordinary Course of Business Free and Clear of Liens, Claims, Encumbrances and Other Interests Pursuant to 11 U.S.C. § 363(f), and (2) To Assume and Assign Unexpired Leases or Executory Contracts Pursuant to 11 U.S.C. § 365 entered by the United States Bankruptcy Court for the Western District of North Carolina (the "Bankruptcy Court") on December 11, 2003 (the "Approval Order"). CH2M HILL completed the acquisition for consideration of approximately $95.5 million, before transaction costs and subject to certain post-closing adjustments. In addition, CH2M HILL agreed to assume certain liabilities specifically set forth in the Asset Purchase Agreement. Based in Spartanburg, South Carolina, Lockwood Greene is an engineering and construction firm focused on national and multinational industrial and power clients worldwide.

        The purchase price, net of cash acquired, was financed through working capital of CH2M HILL and borrowings under CH2M HILL's existing credit facility with Wells Fargo as agent for lenders. The purchase price was determined on an arms' length basis through a competitive auction conducted on December 9, 2003 under auction and bid procedures previously approved by the Bankruptcy Court. After giving effect to the acquisition and related transactions, as of December 24, 2003, borrowings of approximately $3.3 million were outstanding under the credit facility.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)
Financial Statements of Businesses Acquired.

        The financial statements required by Item 7(a) of this Current Report on Form 8-K will be filed by amendment within 75 days after the date of completion of the acquisition.

(b)
Pro Forma Financial Information.

        The pro forma financial statements required by Item 7(b) of this Current Report on Form 8-K will be filed by amendment within 75 days after the date of completion of the acquisition.

(c)
Exhibits.

Exhibit No.	Exhibit Description
2.1	Asset Purchase Agreement dated as of November 14, 2003, as amended on December 9, 2003, by and among J.A. Jones, Inc., a Delaware corporation, Lockwood Greene Engineers, Inc., a Massachusetts corporation, Jones Lockwood Greene, L.L.C., a North Carolina limited liability company, Jones LG, L.L.C., a North Carolina limited liability company, Lockwood Greene Systems Corporation, a South Carolina corporation, Lockwood Greene E&C, L.L.C., a South Carolina limited liability company, Lockwood Greene-Puerto Rico, Inc., a Puerto Rico corporation, and Lockwood Greene International, Inc., a South Carolina corporation, and CH2M HILL Companies, Ltd., an Oregon corporation.

Pursuant to Rule 601(b)(2) of Regulation S-K, CH2M HILL agrees to furnish supplementary to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.
99.1	Press Release, dated December 10, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES LTD.
Date: December 29, 2003	/s/ SAMUEL H. IAPALUCCI Name: Samuel H. Iapalucci Its: Executive Vice President and Chief Financial Officer

QuickLinks

  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES